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CUSIP No. 67069D 10 8                  13D                     Page 9 of 9 Pages



                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

      The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Nutri/System, Inc. is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Act of 1934, as amended.

Dated: December 30, 2002.              HJM HOLDINGS, LLC


                                       By:   MICHAEL J. HAGAN
                                             -----------------------------------
                                             Name:  Michael J. Hagan
                                             Title: President and Manager

Dated:  December 30, 2002                    MICHAEL J. HAGAN


                                       By:   MICHAEL J. HAGAN
                                             -----------------------------------
                                             Name: Michael J. Hagan